As filed with the Securities and Exchange Commission on October 26, 2005
                                                     Registration No. 333-
===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           -------------------------

                           ACE AVIATION HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Canada                                     Not Applicable
(Jurisdiction of Incorporation)            (I.R.S. Employer Identification No.)

                       5100 de Maisonneuve Boulevard West
                                Montreal, Quebec
                                 Canada H4A 3T2
             (Address of Registrant's Principal Executive Offices)

                  ACE Aviation Holdings Inc. Stock Option Plan
                              (Full Title of Plan)

                             CT Corporation System
                               111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8940
           (Name, Address and Telephone Number of Agent for Service)

                           -------------------------
                                   Copies to:
       Christopher W. Morgan, Esq.                     Jean Marc Huot, Esq.
       Riccardo A. Leofanti, Esq.                      Stikeman Elliott LLP
Skadden, Arps, Slate, Meagher & Flom LLP          1155 Rene-Levesque Blvd. West
             222 Bay Street                                 Suite 4000
        Suite 1750, P.O. Box 258                     Montreal, Quebec H3B 3V2
        Toronto, Ontario M5K 1J5                          (514) 397-3000
             (416) 777-4700

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
    Title of Securities To Be     |   Amount To Be     |  Proposed Maximum   | Proposed Maximum  |       Amount of
           Registered             |  Registered (1)    | Offering Price Per  |    Aggregate      |    Registration Fee
                                  |                    |       Share         |  Offering Price   |
----------------------------------|--------------------|---------------------|-------------------|---------------------
   Class A Variable Voting Shares |       10,000       |     $17.00 (2)      |     $170,000      |         $20.01
                                  |      190,000       |      26.91 (3)      |    5,112,900      |         601.79
                                  |--------------------|                     |-------------------|---------------------
                            Total |      200,000       |                     |   $5,282,900      |        $621.80
----------------------------------|--------------------|---------------------|-------------------|---------------------

Notes
(1) The Securities being registered consist of Class A Variable Voting Shares issuable to U.S. participants under the Stock Option Plan in connection with the exercise of stock options. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares.

(2) In accordance with Rule 457(h)(i), the option exercise price (initially expressed in Canadian dollars), converted to U.S. dollars using a factor of 0.8498, which is the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on October 25, 2005.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(i) of Rule 457 under the Securities Act on the basis of the average of the high and low prices for the Class A Variable Voting Shares on the Toronto Stock Exchange on October 25, 2005, converted to U.S. dollars using a factor of 0.8498, which was the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on such date.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, or excepts thereof as indicated, filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) Annual report on Form 40-F of the Registrant for the fiscal year ended December 31, 2004, filed with the Commission on March 21, 2005;

(b) Report on Form 6-K of the Registrant, furnished to the Commission on April 15, 2005;

(c) Report on Form 6-K of the Registrant, furnished to the Commission on May 2, 2005;

(d) Report on Form 6-K of the Registrant, furnished to the Commission on May 13, 2005;

(e) Report on Form 6-K of the Registrant, furnished to the Commission on May 20, 2005;

(f) Report on Form 6-K of the Registrant, furnished to the Commission on May 20, 2005;

(g) Report on Form 6-K of the Registrant, furnished to the Commission on June 27, 2005;

(h) Report on Form 6-K of the Registrant, furnished to the Commission on August 5, 2005;

(i) Report on Form 6-K of the Registrant, furnished to the Commission on August 15, 2005;

(j) Report on Form 6-K of the Registrant, furnished to the Commission on September 30, 2005; and

(k) The description of the Registrant's Class A Variable Voting Shares contained in the Registrant's Registration Statement on Form F-10, filed with the Commission on December 1, 2004 (Commission File Number 333-120880).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel

         Marvin Yontef is a director of the Registrant and a senior partner in the law firm Stikeman Elliott LLP, which is counsel to the Registrant and has given an opinion as to the validity of the securities being registered.

Item 6.  Indemnification of Directors and Officers

         Section 124 of the Canada Business Corporation Act, as amended (the "CBCA"), provides as follows:

          1. Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

          2. Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

          3. Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

              (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

              (b) in the case of a criminal or administrative action or
                  proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

          4. Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

          5. Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

              (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

              (b) fulfils the conditions set out in subsection (3).

          6. Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

              (a) in the individual's capacity as a director or officer of the corporation; or

              (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

          7. Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

          8. Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

          9. Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

         Subject to the limitations contained in the CBCA, the By-laws of the Registrant provide that every director or officer of the Registrant, every former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity shall, from time to time, be indemnified by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if (i) he acted honestly and in good faith and with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

          The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

         Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement.

Exhibit No.                Description

4.1               Specimen Class A Variable Voting Share certificate. (1)

4.2               Articles of Incorporation of the Registrant.(2)

4.3               Articles of Arrangement of the Registrant. (1)

4.4               By-laws of the Registrant. (1)

5.1 Opinion of Stikeman Elliott LLP regarding the legality of the securities being registered.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Stikeman Elliott LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1              Power of Attorney (included on the signature page hereto).

-------------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on February 8, 2005 (Commission File No. 333-122635).

(2) Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form F-10, filed with the Commission on July 13, 2004 (Commission File No. 333-117048).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Province of Quebec, Canada on October 26, 2005.


                               ACE AVIATION HOLDINGS INC.


                               By:       /s/ Robert A. Milton
                                  ---------------------------------------------
                                   Name:  Robert A. Milton
                                   Title: President and Chief Executive Officer

                               POWER OF ATTORNEY


         Each person whose signature appears below authorizes Robert A. Milton and Brian Dunne as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2005.

                  Signature                                 Title


/s/ Robert A. Milton
----------------------------
Robert A. Milton                          President, Chief Executive Officer
                                          and Director (Principal Executive
                                          Officer)


/s/ Brian Dunne
----------------------------
Brian Dunne                               Executive Vice President and Chief
                                          Financial Officer (Principal
                                          Financial Officer and Principal
                                          Accounting Officer)


/s/ Bernard Attali
----------------------------
Bernard Attali                            Director


----------------------------
Robert E. Brown                           Director


----------------------------
Carlton D. Donaway                        Director


/s/ Michael M. Green
----------------------------
Michael M. Green                          Director


/s/ W. Brett Ingersoll
----------------------------
W. Brett Ingersoll                        Director


/s/ Pierre Marc Johnson
----------------------------
Pierre Marc Johnson                       Director


----------------------------
Richard H. McCoy                          Director

/s/ John T. McLennan
----------------------------
John T. McLennan                          Director


/s/ David I. Richardson
----------------------------
David I. Richardson                       Director


/s/ Marvin Yontef
----------------------------
Marvin Yontef                             Director

                           AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of ACE Aviation Holdings Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada on October 26, 2005.


                                         MAPLE LEAF HOLDINGS USA INC.
                                         (Authorized U.S. Representative)


                                         By:      /s/ M. Robert Peterson
                                            ---------------------------------
                                              Name:   M. Robert Peterson
                                              Title:  President and Treasurer

                                 EXHIBIT INDEX


Exhibit No.                Description

4.1               Specimen Class A Variable Voting Share certificate. (1)

4.2               Articles of Incorporation of the Registrant.(2)

4.3               Articles of Arrangement of the Registrant. (1)

4.4               By-laws of the Registrant. (1)

5.1 Opinion of Stikeman Elliott LLP regarding the legality of the securities being registered.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Stikeman Elliott LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1              Power of Attorney (included on the signature page hereto).

-------------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on February 8, 2005 (Commission File No. 333-122635).

(2) Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form F-10, filed with the Commission on July 13, 2004 (Commission File No. 333-117048).